UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2006

CHINA EDUCATION ALLIANCE, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	333-101167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

80 Heng Shan Road Kun Lun Shopping Mall Harbin, Peoples’ Republic of China 150090	56-2012361
(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

(86) 451-82335794
(Registrant's Telephone Number, Including Area Code)

ABC REALTY CO.
(Former Name or Former Address, if Changed since Last Report)

This Current Report on Form 8-K is filed by China Education Alliance, Inc., a North Carolina corporation (the “Registrant”), in connection with the items described below.

ITEM 4.01 CHANGES IN REGISTRANTS’S CERTIFYING ACCOUNTANT.

The independent auditing firm of Jimmy C.H. Cheung & Co., has audited the financial statements of China Education Alliance, Inc., for the fiscal years ended December 31, 2004. Jimmy C.H. Cheung & Co.’s reports on China Education Alliance Inc.’s financial statements for the fiscal years ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion; nor were such reports qualified or modified as to opinion or a disclaimer of opinion; nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During China Education Alliance Inc.’s most recent fiscal year and subsequent interim periods preceding the date of this report, there were no disagreements with Jimmy C.H. Cheung & Co. on any matter of financial statement disclosure, or auditing scope or procedure except some minor accounting issues that have already been resolved.

Among the continuing efforts that the Company seeks for its business consultancy and professional services, the Company’s Board of Directors interviewed the independent accounting firm of e-Fang Accountancy Corp. Accordingly, the Company’s Board of Directors dismissed the Company’s prior independent accounts Jimmy C.H. Cheung & Co., on January 18, 2006, and appointed e-Fang Accountancy Corp. as its independent accountants for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: January 18, 2006	By:	/s/ XI, QUN YU

Name: Xi, Qun Yu Title: Chief Executive Officer